SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant |_|

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|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                         DREXLER TECHNOLOGY CORPORATION
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                    [LOGO OF DREXLER TECHNOLOGY CORPORATION]

                            1077 Independence Avenue
                      Mountain View, California 94043-1601

                                   ----------

                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                           FRIDAY, SEPTEMBER 22, 2000
                                    2:00 P.M.

To the Stockholders:

      The 2000 Annual Meeting of Stockholders of Drexler Technology Corporation (the "Company") will be held in the Edwards Room at Hyatt Rickeys of Palo Alto, 4219 El Camino Real, Palo Alto, California, on Friday, September 22, 2000, at 2:00 p.m., for the following purposes:

      1.    to elect directors;

      2. to approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 15,000,000 shares to 30,000,000 shares;

      3. to approve an amendment to the Company's Stock Option Plan to increase the number of shares reserved for issuance thereunder by 300,000 shares;

      4. to approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 100,000 shares; and

      5. to transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on Wednesday, July 26, 2000, are entitled to notice of and to vote at this meeting and at any continuation or adjournment thereof.

                                        By Order of the Board of Directors


                                        JERALD E. ROSENBLUM
                                        Secretary
Mountain View, California
August 18, 2000

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD, AS PROMPTLY AS POSSIBLE, IN THE ENCLOSED ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING
    THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING, AND SO DESIRE, YOU MAY
                    WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         THANK YOU FOR ACTING PROMPTLY.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

General Information........................................................   1
PROPOSAL 1: Election of Directors..........................................   2
     Nominees..............................................................   2
     Board Meetings and Committees.........................................   2
     Director Compensation.................................................   2
     Stock Ownership by Directors and Executive Officers...................   3
     Required Vote for Approval of Proposal 1..............................   4
PROPOSAL 2: Approval of an Amendment to the Company's Certificate of Incorporation to Increase the Number of Authorized Shares of Common
Stock from 15,000,000 to 30,000,000 Shares.................................   4
     Required Vote for Approval of Proposal 2..............................   5
PROPOSAL 3:  Approval of an Amendment to the Company's Stock Option
Plan to Increase the Number of Shares Reserved for Issuance Thereunder
by 300,000 Shares..........................................................   5
     Summary of Stock Option Plan..........................................   6
     Recent Amendments to Stock Option Plan................................   7
     Required Vote for Approval of Proposal 3..............................   7
PROPOSAL 4:  Approval of an Amendment to the Company's Employee Stock
Purchase Plan to Increase the Number of Shares Reserved for Issuance
Thereunder by 100,000 Shares...............................................   7
     Summary of Employee Stock Purchase Plan...............................   8
     Required Vote for Approval of Proposal 4..............................   8
Executive Officers.........................................................   8
Executive Compensation.....................................................   9
Aggregated Option Exercises and Options Held by Executive Officers.........   9
Corporate Tax Deductibility of Executive Compensation......................  10
Compensation Committee Interlocks and Insider Participation................  10
Employment Contracts, Termination of Employment, and Change in
Control Arrangements.......................................................  10
Section 16(a) Beneficial Ownership Reporting Compliance....................  10
Principal Stockholders.....................................................  10
Stock Performance Chart....................................................  11
Availability of Form 10-K..................................................  11
Compensation Committee Report..............................................  12
Independent Public Accountants.............................................  12
Proxy Cost and Solicitation................................................  12
Stockholder Proposals for the 2001 Annual Meeting..........................  12
Other Matters; Timely Proposals............................................  13
Appendix A:  Audit Committee Charter Adopted May 16, 2000..................  13

--------------------------------------------------------------------------------

Voting Shares Held in Your Own Name

      If your shares are held directly in your name with Drexler Technology's transfer agent, ChaseMellon Shareholder Services, you are receiving a Drexler Technology proxy card on which to vote. Whether or not you plan to attend the meeting, please sign and return the proxy card in the enclosed envelope as promptly as possible. Postage is not needed if the envelope is mailed in the United States.

Voting Shares Held in "Street Name"

      If your shares are held by your broker ("street name") you are receiving a voting instruction form from your broker, asking you how your shares should be voted. Please complete the form and return it to your broker in the envelope provided by the broker; no postage is necessary if mailed in the United States. If you do not instruct your broker how to vote, your broker will vote your shares at its discretion. Also, a number of brokers and banks participate in a program, provided through ADP Investor Communication Services, that offers telephone and Internet voting options to "street name" stockholders. Please check your voting instruction form to determine if you can use these voting methods.

      "Street name" stockholders may attend the 2000 Annual Meeting and vote in person by contacting the broker or agent in whose name the shares are registered, to obtain a broker's proxy showing the number of shares you owned beneficially on July 26, 2000. You must bring the broker's proxy to the annual meeting in order to vote in person.

                         DREXLER TECHNOLOGY CORPORATION
            1077 Independence Avenue, Mountain View, California 94043

                                   ----------

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held September 22, 2000

General

      The enclosed proxy is solicited on behalf of the Board of Directors of Drexler Technology Corporation, a Delaware corporation (the "Company"), for use at the 2000 Annual Meeting of Stockholders of the Company, to be held in the Edwards Room at Hyatt Rickeys of Palo Alto, 4219 El Camino Real, Palo Alto, California, at 2:00 p.m. on Friday, September 22, 2000. Only stockholders of record on Wednesday, July 26, 2000, will be entitled to vote. At the close of business on that date, the Company had outstanding 9,886,303 shares of Common Stock.

      Stockholders are entitled to one vote for each share held. All duly executed proxy cards received prior to the meeting will be voted at the annual meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares represented by proxies will be voted as follows:

      o FOR the election of the Board's nominees as directors as set forth in this Proxy Statement;

      o FOR approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 to 30,000,000 shares;

      o FOR approval of an amendment to the Company's Stock Option Plan to increase the number of shares reserved for issuance thereunder by 300,000 shares; and

      o FOR approval of an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 100,000 shares.

In addition, if other matters come before the annual meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters. Any stockholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. A proxy may be revoked by filing with the Secretary of the Company, prior to the meeting, an instrument revoking it, by duly executing a proxy bearing a later date which is presented to the meeting, or by attending the meeting and electing to vote in person.

      The required quorum for the transaction of business at the annual meeting is a majority of the shares entitled to vote, represented in person or by proxy. Shares that are duly voted "FOR," "AGAINST," or "ABSTAIN" on any matter are treated as being present at the meeting for purposes of establishing a quorum.

      The Company intends to count abstentions and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others in the absence of instructions from the beneficial owners) for the purpose of establishing the presence or absence of a quorum for the transaction of business, but not as votes cast with respect to the election of directors or for or against any other proposal that may come before the meeting. Abstentions and broker non-votes would to this extent have no effect on the outcome of the election of directors or the vote on any proposal.

      This Proxy Statement is being mailed to stockholders of record on or about August 18, 2000.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

      The authorized number of directors to be elected at this meeting is five. The following persons, all of whom are currently members of the Company's Board of Directors, have been nominated for election as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified: Jerome Drexler, Arthur H. Hausman, Dan Maydan, William E. McKenna, and Walter F. Walker. As explained above, all proxies solicited hereby will be voted for the election of the five nominees unless authority to vote for one or more nominees is withheld in accordance with the instructions on the proxy card.

      The table on page 3 contains information with respect to the Company's directors and executive officers and the num ber of shares and percentage of the Company's Common Stock beneficially owned by each of them and by all directors and executive officers as a group, as of July 26, 2000. The beneficial owners of the shares have full voting and investment power, except as indicated in the table, and subject to community property laws, where applicable, and have addresses in care of the Company. There are no family relationships among any directors or executive officers of the Company. As of the close of business on July 26, 2000, the Company had outstanding 9,886,303 shares of Common Stock.

Board Meetings and Committees

      The Board of Directors held four meetings during the 2000 fiscal year ended March 31, 2000. The Board has standing Audit, Compensation, and Stock Option Committees. There is no nominating committee. During the 2000 fiscal year, the Stock Option Committee held two meetings, the Compensation Committee held no meetings, and the Audit Committee held three meetings. During the 2000 fiscal year, Dr. Maydan attended less than 75% of the meetings of the Board of Directors. All other Board and committee meetings were attended by all members during the 2000 fiscal year.

      The Audit Committee is generally responsible for overseeing and monitoring the participation of both management and the independent accountants in the Company's financial reporting process. The Audit Committee confers with the Company's independent auditors to review the results of the annual audit and to discuss the financial statements and independence of the auditors. The Audit Committee recommends to the Board the independent auditors to be retained and receives and considers the accountants' comments as to controls, adequacy of staff, and management performance and procedures in connection with the audit and financial controls. The Audit Committee currently is composed of Messrs. Hausman, McKenna, and Walker, each of whom the Company believes to be qualified and "independent" as defined by the Nasdaq National Market listing requirements. On May 16, 2000, the Board of Directors adopted a written charter for the Audit Committee in accordance with The Nasdaq Stock Market's rules relating to the structure and membership on the audit committee of companies whose stock is traded on Nasdaq. The Company's Audit Committee Charter is attached hereto as Appendix A.

      The Compensation Committee is composed of Mr. Drexler and two outside directors, Mr. McKenna and Dr. Maydan. The function of the Compensation Committee, in coordination with the Board of Directors, is to approve the salaries of executive officers (other than the Chief Executive Officer) and to approve the salaries of certain other employees. The Stock Option Committee is composed of two outside directors, Messrs. McKenna and Hausman. The function of the Stock Option Committee is to oversee the Company's Stock Option Plan and Employee Stock Purchase Plan.

Director Compensation

      Each of the five directors receives a fee of $1,200 per month for serving as a director, the standard fee in effect since July 1995. The Company also reimburses reasonable out-of-pocket expenses incurred by directors performing services for the Company.

      The Company's Stock Option Plan provides for the automatic grant of an option to purchase 15,000 shares of the Company's Common Stock on the date any person first becomes a director. These grants to newly elected directors have become exercisable in cumulative increments of one-third (1/3) each at the end of 24 months, 36 months, and 48 months from the date of grant. The Stock Option Plan further provides that on the date of the Company's annual meeting, each non-employee director who has served as a director of the Company for the preceding six-month period and who is re-elected at the annual meeting, is automatically granted an option to purchase 6,000 shares of the Company's Common Stock. The option share grants to the re-elected directors are exercisable in full at the time of grant. The exercise price for options granted to newly elected directors and re-elected directors is the fair market value of the Company's Common Stock on the date of grant.

               STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
                              (As of July 26, 2000)

                                                                                        Director     Common   Percentage
         Name, Principal Occupation, and Other Directorships                      Age     Since      Shares    of Class
         ---------------------------------------------------                      ---     -----      ------    --------

JEROME DREXLER, Director ...................................................      72       1968   1,185,548(1)   11.7%
Chairman of the Board of Directors and Chief Executive Officer of the
Company and its wholly owned subsidiary, LaserCard Systems Corporation

ARTHUR H. HAUSMAN, Director ................................................      77       1981      50,392(2)     .5%
Private investor. Retired Chairman, President, and Chief Executive Officer
of Ampex Corporation (manufacturer of professional audio-video systems, data/ memory products, and magnetic tape). Director Emeritus of Technology for Communications International (high-frequency antenna systems and electronic reconnaissance systems). Director of California Amplifier, Inc.
(low-noise amplifiers)

DAN MAYDAN, Director .......................................................      64       1998      17,000(3)     .2%
President and Director of Applied Materials, Inc. (semiconductor manufacturing equipment). Director of Electronics for Imaging, Inc.
(software)

WILLIAM E. McKENNA, Director ...............................................      80       1970      65,483(4)     .7%
Private investor. Director of California Amplifier, Inc. (low-noise amplifiers), Midway Games, Inc. (interactive entertainment software for the coin-operated and home markets), and WMS Industries, Inc. (coin-operated and home video and other games)

WALTER F. WALKER, Director .................................................      45       1999      24,750(5)     .3%
President (since 1994) of Seattle SuperSonics National Basketball
Association basketball team, a subsidiary of Ackerley Communications, Inc.
Previously, President (from March to September 1994) of Walker Capital, Inc.
(money management firm) and Vice President (from July 1987 to March 1994) of
Goldman Sachs & Co. (investment banking firm) Director of Redhook Ale
Brewery and Advanced Digital Information Corporation (archival and backup data-storage peripherals). Trustee of Boys & Girls Clubs of America.
Also a Chartered Financial Analyst (CFA)

RICHARD M. HADDOCK .........................................................      48        N/A     166,211(6)    1.7%
President and Chief Operating Officer of the Company (since 1997) and its wholly owned subsidiary, LaserCard Systems Corporation

CHRISTOPHER J. DYBALL ......................................................      49        N/A     153,086(7)    1.5%
Executive Vice President of the Company; General Manager, Card Manufacturing

STEVEN G. LARSON ...........................................................      50        N/A     111,523(8)    1.1%
Vice President of Finance and Treasurer of the Company and its wholly owned subsidiary, LaserCard Systems Corporation

All executive  officers and directors as a group (the 8 persons named above) ...................  1,773,993(9)   16.7%

----------

(1) Includes 240,600 shares purchasable by exercise of option within 60 days of July 26, 2000. Does not include 297,100 shares owned by Mr. Drexler's wife and 16,250 shares held by his wife as custodian, as to all of which shares Mr. Drexler disclaims any beneficial ownership. Includes 15,000 shares held by The Drexler Foundation, the assets of which are perpetually dedicated to charity; the power to vote and to dispose of the shares held by The Drexler Foundation is shared by the Foundation's directors, consisting of Mr. Drexler and his wife. Mr. Drexler disclaims beneficial ownership with respect to these shares.
(2) Includes 30,000 shares purchasable by exercise of option within 60 days of July 26, 2000.
(3) Includes 17,000 shares purchasable by exercise of option within 60 days of July 26, 2000.
(4) Includes 30,000 shares purchasable by exercise of option within 60 days of July 26, 2000.
(5) Includes 6,000 shares purchasable by exercise of option within 60 days of July 26, 2000.
(6) Includes 162,799 shares purchasable by exercise of option within 60 days of July 26, 2000.
(7) Includes 147,666 shares purchasable by exercise of option within 60 days of July 26, 2000.
(8) Includes 110,368 shares purchasable by exercise of option within 60 days of July 26, 2000.
(9) Includes 744,433 shares purchasable by exercise of option within 60 days of July 26, 2000.

Required Vote for Approval of Proposal 1

      The election of each nominee to the Board of Directors will require the affirmative vote of the holders of a plurality of the shares of the Company's Common Stock present in person or represented by proxy at the meeting. The five nominees for director who receive the most votes cast in their favor will be elected to serve as directors. With respect to the election of directors, stockholders may (1) vote "FOR" all five nominees, (2) "WITHHOLD" authority to vote for all such nominees, or (3) "WITHHOLD" authority to vote for any individual nominee or nominees, but vote for all other nominees. Because directors are elected by a plurality of the votes cast, broker non-votes and shares for which authority to vote has been withheld will have no effect on the outcome of the election.

     On Proposal 1, the Board of Directors recommends a vote FOR election of the Company's nominees.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
            INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 15,000,000 TO 30,000,000 SHARES

      Presently, the Company's Certificate of Incorporation authorizes the issuance of 15,000,000 shares of Common Stock, par value $0.01 per share, and 2,000,000 shares of Preferred Stock, par value $0.01 per share. In May 2000, the Board of Directors adopted a resolution proposing that Article Fourth of the Certificate of Incorporation be amended to increase the authorized number of shares of Common Stock from 15,000,000 to 30,000,000 shares, subject to stockholder approval of the amendment. The text of paragraph (a) of Article Fourth, as it is proposed to be amended, is as follows (amended language underlined):

      "(a) Capital Stock. This corporation is authorized to issue two classes of shares of capital stock to be designated, respectively, "Preferred" stock and "Common" stock. The total number of shares of capital stock this corporation is authorized to issue is 32,000,000 shares, of which 2,000,000 shares shall be Preferred Stock and 30,000,000 shall be Common Stock. The Preferred Stock and Common Stock shall each have a par value of $0.01 per share."

      As of July 26, 2000, the Company had 9,886,303 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. In addition, there were approximately 2,152,702 shares of Common Stock reserved for issuance under the Company's Stock Option Plan and Employee Stock Purchase Plan, including the proposed increases in shares for these plans as described in this Proxy Statement. The remaining 2,960,995 shares of authorized but unissued Common Stock are not reserved for any specific use and are available for future issuance.

      The Board of Directors believes it is desirable to increase the authorized shares of Common Stock in order to reserve a sufficient number of shares to meet all known requirements and to provide flexibility in the future for general corporate purposes such as stock dividends or splits, acquisitions, and issuances under stock option and other employee incentive programs. The amendment would provide the Board of Directors with the ability to effect a stock split in the form of a stock dividend, an action that would be significantly constrained under the present Certificate of Incorporation.

      The authorized shares of Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by the Company's stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. The Board of Directors does not intend to issue any Common Stock except on terms which the Board deems to be in the best interests of the Company and its then-existing stockholders.

      Although the Board of Directors believes that it is in the best interests of the stockholders for the Board of Directors to have the flexibility to issue additional shares of Common Stock in any or all of the above circumstances, the issuance of additional shares of Common Stock could, in certain instances, discourage an attempt by another person or entity to acquire control of the Company. The issuance of additional Common Stock, whether or not in connection with a contest for control, would, in most instances, dilute the voting power of each stockholder, and may dilute earnings and book value on a per share basis. The Board of Directors does not recommend this proposed amendment with the intent to use the ability to issue additional Common Stock to discourage tender offers or takeover attempts. However, the availability of authorized Common Stock for issuance could render more difficult or discourage a merger, tender offer, proxy contest, or other attempt to obtain control of the Company. The proposed amendment is not in response to any effort on the part of any party to accumulate material amounts of Common Stock or to acquire control of the Company by means of merger, tender offer, proxy contest, or otherwise, or to change the Company's management. In addition, the proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the stockholders.

      The proposed increase in the number of shares of Common Stock will not change the number of shares of stock outstanding or the par value of the stock. Stockholders do not have preemptive rights to acquire the Common Stock authorized by this amendment. If the amendment is adopted, it will become effective upon filing a Certificate of Amendment to the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware. However, pursuant to Delaware law, the Board of Directors retains the discretion to abandon and not implement the proposed amendment. The Board of Directors has no present commitments, plans, or arrangements to issue any of the proposed additional authorized shares of Common Stock.

Required Vote for Approval of Proposal 2

      Approval of the amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 15,000,000 to 30,000,000 will require the affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote at the meeting. Stockholders may (1) vote "FOR," (2) vote "AGAINST," or (3) "ABSTAIN" from voting on Proposal 2. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of this proposal.

      The Board of Directors recommends a vote FOR approval of Proposal 2.

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE COMPANY'S STOCK OPTION PLAN TO
            INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 300,000 SHARES

      Proposal 3 seeks stockholder approval of an amendment to the Company's Stock Option Plan (previously called the "1991 Option Stock Plan") to increase the total number of shares in the Stock Option Plan by 300,000 shares, from 3,150,000 to 3,450,000 shares. The 300,000 share increase represents approximately 3% of the Company's 9,886,303 total outstanding shares as of the record date.

      In May 2000, the Board of Directors approved, subject to stockholder approval, an amendment to the Stock Option Plan to increase the aggregate number of shares available thereunder by 300,000 shares in order to have an adequate number of shares available for future option grants. As of July 26, 2000, a total of 1,026,070 shares had been issued upon the previous exercise of options under the Stock Option Plan and were no longer available for option grants; 1,949,810 of the shares in the Stock Option Plan were reserved for issuance upon the exercise of currently outstanding options, at prices ranging from $4.69 to $16.31 per share, or a weighted average per share exercise price of $10.65; and a total of 174,120 shares remained available for additional option grants, prior to giving effect to the proposed increase.

      The Board of Directors believes that it is in the best interests of the Company to be able to continue to create equity incentives to assist in attracting, retaining, and motivating the key employees and consultants of the Company and its subsidiaries. Although in September 1999, the Company's stockholders approved an amendment to the Stock Option Plan to increase the number of shares reserved thereunder by 300,000 shares, the Board of Directors believes that the 174,120 shares remaining available as of July 26, 2000, for granting options pursuant to the Stock Option Plan are insufficient for that purpose.

      From March 31, 1991 through July 26, 2000, the following persons or groups had received options to purchase shares of Common Stock under the Stock Option Plan as follows: (i) the Chief Executive Officer and the other executive officers named in the Summary Compensation Table: Mr. Drexler, 347,000 shares, Mr. Haddock, 373,000 shares, Dr. Dyball, 343,000 shares, and Mr. Larson, 290,000 shares; (ii) all current executive officers of the Company as a group: 1,353,000 shares; (iii) all current directors who are not executive officers as a group:
132,000 shares; (iv) each nominee for director (other than the director listed in (i) above): Mr. Hausman, 42,000 shares, Dr. Maydan, 27,000 shares, Mr. McKenna, 42,000 shares, and Mr. Walker, 21,000 shares, and (v) all employees and consultants of the Company, including any current officers who are not executive officers, as a group: 1,755,130 shares. The Company cannot now determine the number of options to be received in the future by all current executive officers as a group, all current directors who are not also executive officers as a group, or all employees including any current officers who are not executive officers as a group.

      The following summary of the principal features of the Stock Option Plan is qualified by reference to the terms of the Stock Option Plan, a copy of which is available without charge upon stockholder request to: J. P. Protsik, Corporate Office, Drexler Technology Corporation, 1077 Independence Avenue, Mountain View, California 94043.

Summary of Stock Option Plan

      The Stock Option Plan provides for the granting to key employees, officers, directors, and consultants to the Company and its subsidiaries (approximately 70 persons as of July 26, 2000) of options to purchase shares of the Company's $0.01 par value Common Stock.

      The purpose of the Stock Option Plan is to enhance the interest of the Company's key employees, officers, directors, and consultants in the success of the Company by giving them an ownership interest in the Company and to give them an incentive to continue their service to the Company. The plan also affords a means of providing additional recognition for services previously rendered. With the exception of options to be granted to its members, the Stock Option Committee determines in its sole discretion which of the eligible persons are granted options and the number of shares subject to such options. Non-statutory stock options (NSOs) are automatically granted to non-employee directors and newly elected directors, as more particularly described on page 2 of this Proxy Statement.

      Options granted to employees may be designated as incentive stock options
(ISOs) or as non-statutory stock options (NSOs). Only NSOs may be granted to consultants. The Internal Revenue Code, as presently in effect, limits the number of ISOs which can become exercisable by any employee in any one year and provides that the Company and optionees receive different tax treatment upon exercise of NSOs and ISOs. No tax consequences result to the Company or an ISO grantee upon the issuance and exercise of an ISO. No tax consequences result to the Company or an NSO grantee upon the issuance of an NSO pursuant to the Stock Option Plan having an exercise price equal to the fair market value of the Company's Common Stock on the date of grant of the NSO. Upon the exercise of the NSO, a grantee realizes income in an amount equal to the difference between the option exercise price and the fair market value of the Company's Common Stock on the date of exercise of the NSO, and the Company is entitled to a compensation deduction for the same amount.

      ISOs can be exercised only if the optionee is still an employee of the Company and its subsidiaries, and for a limited time period after termination of employment (or within one year after the death or disability of the optionee). All of the presently outstanding options under the Stock Option Plan have ten-year terms. In general, the options are not immediately exercisable upon grant, but become exercisable in installments upon the passage of time or the occurrence of certain events. Options previously granted under the Stock Option Plan typically become exercisable in installments of one-third (1/3) each after two, three, and four years from the date of grant; however, it is anticipated that future option grants typically will become exercisable in installments of one-fourth (1/4) each after one, two, three, and four years from the date of grant. One NSO granted in June 1996 becomes exercisable in installments of 20% each after six, 18, 30, 42, and 54 months from the date of grant. The Stock Option Plan allows the Board of Directors and/or Stock Option Committee discretion to modify the terms of outstanding options within certain limits, including accelerating the vesting of outstanding options, and some options are immediately exercisable upon grant.

      All options granted under the Stock Option Plan must have an exercise price not less than the fair market value of the Company's Common Stock on the date the option is granted. Fair market value per share is defined for this purpose as the average of the high and low trading prices as reported by The Nasdaq Stock Market on the applicable date. On July 26, 2000, the closing sale price per share for the Common Stock on The Nasdaq National Market was $14.375. Payment for the shares upon the exercise of options is in cash or payment by utilization of outstanding Company stock owned by the optionee, unless payment by promissory note is directed by the full Board of Directors. The Company receives no cash consideration upon the granting of options. The number of shares remaining available in the Stock Option Plan is proportionately adjusted in the case of a stock split or dividend, as is the number of shares subject to outstanding options and the exercise price of such options.

      The Board of Directors may at any time amend the Stock Option Plan, provided that no amendment may affect any then outstanding options or any unexercised portions thereof absent the optionee's consent. Stockholder approval is required for amendments that materially increase the number of shares reserved under the Stock Option Plan, materially alter the persons or class of persons eligible to be granted stock options, and for several types of amendments related to government codes and regulations. The Board of Directors may terminate the Stock Option Plan at any time. If not earlier terminated, the Stock Option Plan shall terminate on May 16, 2010. Termination of the Stock Option Plan will not affect rights and obligations theretofore granted and then in effect.

      In the event of a merger or sale of assets or like event, the Board of Directors is empowered to make appropriate adjustments to options under the Stock Option Plan. The Board of Directors has adopted guidelines specifying the following as adjustments that it would consider appropriate upon the occurrence of such an event:

o permitting optionees no less than 30 days to exercise the vested portion of their options;

o having the successor corporation either (a) issue to optionees replacement options for the unvested portions of options, or else (b) pay deferred compensation on the spread between the value of Company stock upon the occurrence of such event and the option exercise price at the time such unvested portion would have vested; and

o providing for vesting of 100% of the unvested portion for optionees employed by the Company for at least two years prior to such event if their employment is terminated within one year of such event by the successor corporation other than by resignation or for acts of moral turpitude.

Recent Amendments to Stock Option Plan

      In July 2000, under authority provided in the Stock Option Plan, the Company's Board of Directors adopted amendments to the plan whereby:

o The termination date was changed to May 16, 2010, and the title was changed to "Stock Option Plan."

o A limit was placed on the number of shares that can be granted to any person during any twelve month period. This limit was established at 100,000 shares, except that in connection with such person's initial service to the Company, he or she may be granted options to purchase up to an additional 100,000 shares. This permits an exclusion from the nondeductibility of compensation, discussed under "Corporate Tax Deductibility of Executive Compensation."

Required Vote for Approval of Proposal 3

      Approval of the amendment to the Stock Option Plan to increase the number of shares reserved for issuance thereunder by 300,000 shares will require the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy at the meeting. Stockholders may (1) vote "FOR," (2) vote "AGAINST," or (3) "ABSTAIN" from voting on Proposal 3. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of this proposal.

      The Board of Directors recommends a vote FOR approval of Proposal 3.

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK PURCHASE
            PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 100,000 SHARES

      Proposal 4 seeks stockholder approval of an amendment to the Company's Employee Stock Purchase Plan to increase the total number of shares reserved for issuance thereunder by 100,000 shares, from 228,787 to 328,787 shares. The 100,000 share increase represents approximately 1% of the Company's 9,886,303 total outstanding shares as of the record date.

      In May 2000, the Board of Directors approved, subject to stockholder approval, to amend the Employee Stock Purchase Plan to increase the aggregate number of shares available thereunder by 100,000 shares, in order to have an adequate number of shares available for future purchases by employees. As of July 26, 2000, a total of 28,772 shares remained available for additional purchases under the Employee Stock Purchase Plan, prior to giving effect to the proposed increase.

The following summary of the principal features of the Employee Stock Purchase Plan is qualified by reference to the terms of the Plan, a copy of which is available without charge upon stockholder request to J. P. Protsik, Corporate Office, Drexler Technology Corporation, 1077 Independence Avenue, Mountain View, California 94043.

Summary of Employee Stock Purchase Plan

      The Employee Stock Purchase Plan was adopted by the Board of Directors and approved by the Company's stockholders in 1972. The purpose of the Employee Stock Purchase Plan is to provide eligible employees a convenient means, through payroll deductions, for acquiring an equity ownership in the Company, and thereby enhance their sense of participation in Company affairs and provide an incentive for continued employment.

      All regular employees averaging 30 hours or more per week of employment are eligible to participate in the Employee Stock Purchase Plan after six months of employment (approximately 80 persons as of July 26, 2000). Enrollment periods are held each quarter, and participants may designate from 2% to 6% of their compensation to be withheld for the purchase of shares of Common Stock at 67% of a trailing average price. The differential between fair market value and the average price of the shares sold under the Employee Stock Purchase Plan is charged to Company operations as a compensation expense and is taxed to the employee as income.

      For the 2000 fiscal year ended March 31, 2000, the employees who participated in the Employee Stock Purchase Plan (including two executive officers) purchased a total of 16,857 shares, at an average purchase price per share of $6.06 and a weighted average fair value per share for shares purchased of $9.63. Company president, Richard M. Haddock, purchased 2,444 shares in fiscal 2000 for taxable income of $8,526. Christopher J. Dyball, executive vice president, purchased 2,238 shares in fiscal 2000 for taxable income of $7,726.

      The Employee Stock Purchase Plan is administered by the Stock Option Committee, and, subject to the provisions of the Plan, the Committee has plenary authority to interpret the Plan and to prescribe, amend, and rescind rules and regulations relating to it. The Employee Stock Purchase Plan may be terminated at any time by the Board of Directors.

Required Vote for Approval of Proposal 4

      Approval of the amendment to the Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 100,000 shares will require the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy at the meeting. Stockholders may (1) vote "FOR," (2) vote "AGAINST," or (3) "ABSTAIN" from voting on Proposal 4. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of this proposal.

      The Board of Directors recommends a vote FOR approval of Proposal 4.

Executive Officers

      The following table lists the names and ages of the Company's current executive officers, the positions held, and the year when first appointed. It is anticipated that each such executive officer will continue in his position, although there is no understanding or arrangement to that effect. Any executive officer could resign or be replaced or removed by the Board of Directors at any time.

                               EXECUTIVE OFFICERS

                                                                                                              Officer
          Name            Age                        Position with Company                                     Since
          ----            ---                        ---------------------                                     -----

Jerome Drexler            72        Chairman of the Board of Directors and Chief Executive Officer             1968
                                    of the Company and its wholly owned subsidiary, LaserCard
                                    Systems Corporation

Richard M. Haddock        48        President and Chief Operating Officer of the Company (since 1997)          1997
                                    and its wholly owned subsidiary, LaserCard Systems Corporation

Christopher J. Dyball     49        Executive Vice President of the Company and General Manager,               1992
                                    Card Manufacturing

Steven G. Larson          50        Vice President of Finance and Treasurer of the Company and                 1987
                                    its wholly owned subsidiary, LaserCard Systems Corporation

Executive Compensation

      The Summary Compensation Table below discloses the total compensation paid to each of the Company's four executive officers for the three fiscal years ended March 31, 2000, for services rendered in all capacities to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                        Annual Compensation    Long-Term Compensation
                                                        -------------------    ----------------------
                                        Fiscal                                    Shares Underlying
Name and Principal Position              Year        Salary ($)       Bonus ($)   Option Grants (#)
                                         ----        ----------       ---------   -----------------

Jerome Drexler                           2000         $250,786           --                 --
  Chairman of the Board and              1999         $179,168           --             65,000
  Chief Executive Officer                1998         $164,647           --             45,000

Richard M. Haddock                       2000         $244,476           --                 --
  President and                          1999         $191,931           --             65,000
  Chief Operating Officer                1998         $173,720           --             20,000

Christopher J. Dyball                    2000         $229,840           --                 --
  Executive Vice President; General      1999         $174,130           --             65,000
  Manager, Card Manufacturing            1998         $150,036           --             45,000

Steven G. Larson                         2000         $180,682           --                 --
  Vice President of Finance              1999         $154,141           --             65,000
  and Treasurer                          1998         $129,662           --             20,000

Stock Option Grants to Executive Officers

      There were no stock option grants to executive officers during the fiscal year ended March 31, 2000.

Aggregated Option Exercises and Options Held by Executive Officers

      The following table sets forth the value of options exercised by the Company's executive officers during the fiscal year ended March 31, 2000, and of options remaining unexercised at fiscal year end.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                 Number of Securities Underlying     Value of Unexercised
                          Shares                     Unexercised Options at         In-the-Money Options at
                       Acquired on     Value        Fiscal Year-End (#) (2,3)        Fiscal Year-End ($)(4)
                         Exercise     Realized      -------------------------        ----------------------
     Name                  (#)         ($)(1)      Exercisable   Unexercisable     Exercisable    Unexercisable
     ----                 -----      ----------    -----------   -------------     -----------    -------------
Jerome Drexler            3,400        $6,375        240,600             --        $1,041,760        $     --
Richard Haddock              --            --        137,466         95,334        $  620,235         204,500
Christopher Dyball           --            --        114,000        107,000        $  486,812         253,248
Steven Larson             2,031        $7,410         80,035         95,334        $  269,122         206,687

----------

(1) Market value of underlying securities (based on the fair market value of the Company's Common Stock on The Nasdaq Stock Market) at the time of their exercise, minus the exercise price.

(2) At the discretion of the Board of Directors and/or Stock Option Committee, the optionee may pay the exercise price to the Company in cash, by promissory note, or by delivering already owned shares, subject to certain conditions.

(3) The options have ten-year terms, subject to earlier termination in certain events.

(4) Market value of securities underlying in-the-money options at fiscal year end (based on $14.00 per share, the closing market price of the Company's Common Stock on The Nasdaq Stock Market as of March 31, 2000) minus exercise price.

Corporate Tax Deductibility of Executive Compensation

      The provisions of Section 162(m) of the Internal Revenue Code do not currently affect any of the Company's executive officers. Section 162(m) imposes a $1 million annual limit on the amount of compensation deductible by the Company with respect to each executive officer employed as of the last day of the applicable year. While the Company will consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility would not be the sole factor used in ascertaining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that the Company may enter into compensation arrangements in the future under which payments would not be deductible under Section 162(m).

Compensation Committee Interlocks and Insider Participation

      Jerome Drexler, the Company's Chief Executive Officer, is a member of the Compensation Committee. The function of the Compensation Committee, in coordination with the Board of Directors, is to approve the salaries of executive officers (other than the Chief Executive Officer) and to approve the salaries of certain other employees.

Employment Contracts, Termination of Employment, and Change of Control Arrangements

      None of the Company's executive officers has employment or severance arrangements with the Company. Under the terms of the Stock Option Plan, the Board of Directors and/or Stock Option Committee retains discretion, subject to certain limits, to modify the terms of outstanding options. In the event of a merger or sale of assets or like event, the Board of Directors is empowered to make appropriate adjustments to options under the Stock Option Plan. See the summary of the Stock Option Plan on pages 6 and 7 of this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and beneficial owners of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company typically files these reports on behalf of its directors and officers, based on information provided by them. The Company believes, based on its review of Forms 3, 4, and 5, if any, and periodic written representations from reporting persons, that all officers, directors, and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements for the 2000 fiscal year.

Principal Stockholders

      The table below shows the name, address, number of shares held, nature of ownership, and percentage of shares held as of July 26, 2000, by the only person or entity known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock.

                                                            Number of Shares and         Percent
                Name and Address                             Nature of Ownership        of Class
                ----------------                             -------------------        --------

Jerome Drexler, c/o Drexler Technology Corporation,            1,185,548(1)               11.7%
1077 Independence Avenue, Mountain View, CA 94043    Full dispositive and voting power

----------

(1) Includes 240,600 shares purchasable by exercise of option within 60 days. Does not include 297,100 shares owned by Mr. Drexler's wife and 16,250 shares held by his wife as custodian, as to all of which shares Mr. Drexler disclaims any beneficial ownership. Includes 15,000 shares held by The Drexler Foundation, the assets of which are perpetually dedicated to charity; the power to vote and to dispose of the shares held by The Drexler Foundation is shared by the Foundation's directors, consisting of Mr. Drexler and his wife. Mr. Drexler disclaims beneficial ownership with respect to these shares.

Stock Performance Chart

      In the following stock performance chart, the cumulative total return on investment for the Company's Common Stock over the past five fiscal years is compared with the Russell 2000 Stock Index ("Russell 2000") and the University of Chicago Center for Research in Security Prices ("CRSP") Total Return Index for The Nasdaq Stock Market's Electronic Components industry group ("Nasdaq Electronic Components"). The Russell 2000 is a benchmark index for small capitalization stocks. The Nasdaq Electronic Components index is used because the majority of the Company's revenues currently are derived from the sale of optical recording media (optical memory cards). The chart assumes that the value of the investment in the Company and each index was $100 on March 31, 1995, and that any dividends were reinvested.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

                *Total Return Assumes Reinvestment of Dividends.
                     Assumes $100 Invested on March 31, 2000

                            [STOCK PERFORMANCE CHART
                                  APPEARS HERE]

      The stock performance chart was plotted using the following data:

                                                     Fiscal Year Ending March 31,
                                     -------------------------------------------------------------
                                       1995       1996       1997       1998       1999       2000
                                       ----       ----       ----       ----       ----       ----

Drexler Technology Corporation ....  $  100.00  $  206.38  $  174.47  $  265.96  $  170.21  $  238.30
Russell 2000 ......................  $  100.00  $  129.04  $  135.63  $  192.62  $  161.31  $  221.46
CRSP Nasdaq Electronic Components .  $  100.00  $  131.62  $  231.17  $  264.62  $  385.88  $1,141.41

         PAST RESULTS ARE NOT AN INDICATOR OF FUTURE INVESTMENT RETURNS

Availability of Form 10-K

      The Company will mail without charge a copy of the Company's Report on Form 10-K for the fiscal year ended March 31, 2000, including the financial statements, schedules, and list of exhibits. Send requests to: J. P. Protsik, Corporate Office, Drexler Technology Corporation, 1077 Independence Avenue, Mountain View, California 94043.

Compensation Committee Report

      The Board of Directors, in coordination with the Compensation Committee and Stock Option Committee, establishes the general compensation policies of the Company and specific compensation levels for the Company's Chief Executive Officer and other executive officers. The Company's compensation policy is intended to provide total compensation opportunities that are competitive with the pay practices of other companies and thereby enable the Company to attract and retain superior performing managers. This is accomplished through a combination of cash incentives and equity incentives which are granted to the Company's executive officers as well as to a broad range of the Company's employees. The Company believes that this closely aligns employee interests with those of its stockholders.

      The Board considered a total package for the Company's Chief Executive Officer in the context of the Company's objectives and business strategy. The analysis included reviewing compensation of chief executive officers of comparable companies within similar industries. The Company's overall financial performance for fiscal 2000 was considered by the Board in evaluating the Chief Executive Officer's compensation; however, the specific performance of the Company's Common Stock was not a factor. In addition, the Board considered factors such as the individual's past performance and future potential. The same factors and considerations that were used in evaluating the compensation of the Chief Executive Officer were used in evaluating the compensation of the Company's other executive officers.

      The Company also maintains a Management Bonus Plan for its management employees. The Board determines the Company contribution to a bonus pool. This contribution is usually related to performance criteria such as pre-tax, pre-bonus Company earnings and licensing revenues, with various adjustments. The Chief Executive Officer then has sole discretion to allocate this bonus pool among the employees of the Company, excluding himself. The Company made no contribution to the bonus pool during fiscal 1998, 1999, or 2000.

  Compensation Committee                          Stock Option Committee
  ----------------------                          ----------------------

Jerome Drexler, Dan Maydan,              Arthur H. Hausman, William E. McKenna
    William E. McKenna

Independent Public Accountants

      Arthur Andersen LLP are the Company's independent public accountants for the current fiscal year and first held this position for the fiscal year ended March 27, 1981. The independent public accountants are appointed by the Board of Directors. During the fiscal year ended March 31, 2000, Arthur Andersen LLP performed audit services including examination of annual financial statements, assisted on accounting and financial reporting matters, and performed tax services including the preparation of returns and the rendering of planning advice. Representatives of Arthur Andersen LLP are expected to be present at the stockholders' meeting. The representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions by stockholders.

Proxy Cost and Solicitation

      Proxies may be solicited by mail, in person, by telephone, or by other methods. Solicitations may be made by directors, officers, and employees of the Company, none of whom will receive additional compensation for such solicitations. The Company will request banks, brokerage houses, and other custodians, nominees, and fiduciaries to forward all of its solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. The Company will reimburse these record holders for clerical and mailing expenses incurred by them in forwarding these materials to their customers.

      The Company has retained Corporate Investor Communications, Inc. ("CIC") for solicitation and advisory services, if necessary, in connection with the solicitation, for which CIC would receive a fee estimated at $5,000, together with reimbursement for its reasonable out-of-pocket expenses. The cost of soliciting proxies on behalf of the Board of Directors for the annual meeting is being borne by the Company. Costs incidental to these solicitations include expenditures for printing, postage, legal, soliciting, and related expenses and could include accounting and other consulting services in addition to the fees and costs of CIC described above.

Stockholder Proposals for the 2001 Annual Meeting

      In accordance with the Securities and Exchange Commission's regulations, stockholder proposals intended to be considered for inclusion in the proxy statement for the 2001 Annual Meeting must be received by the Secretary of the Company at the Company's principal executive offices at 1077 Independence Avenue, Mountain View, California 94043, no later than April 20, 2001.

Other Matters; Timely Proposals

      The Company's management does not intend to bring any business before the meeting other than the matters referred to in the accompanying Notice. However, if any other matters are properly presented at the meeting, all proxies solicited hereby will be voted in accordance with the discretion of the proxy holders. The proxy holders will be deemed to have discretionary authority to vote on the following matters, among others: (a) all stockholder proposals, (b) approval of the minutes of the 1999 Annual Meeting (but without ratification of the actions taken at that meeting); (c) election of a substitute for any nominee who is unable or for good cause will not serve as a director of the Company; and
(d) all matters incident to the conduct of the meeting.

      A stockholder proposal not included in the Company's proxy statement for the 2001 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company's By-Laws. In accordance with Section 2.13(c) of the Company's By-Laws, to be timely submitted for the 2001 Annual Meeting, the Company must have received the stockholder's notice not less than 120 days prior to the meeting; however, if less than 120 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the tenth day following the day on which notice of the date of the meeting is mailed to stockholders or public disclosure of the date of the meeting occurs. Public disclosure of the date of the meeting is deemed to have occurred if the annual meeting is held on the meeting date specified in the Company's By-Laws. Therefore, if the 2001 Annual Meeting occurs on September 21, 2001, to be timely, the stock holder's notice must be received by the Company no later than May 24, 2001.

                                   APPENDIX A
                  AUDIT COMMITTEE CHARTER ADOPTED MAY 16, 2000

      1. Responsibility. The Audit Committee is generally responsible for overseeing and monitoring the participation of both management and the independent accountants in the Company's financial reporting process. The independent accountants shall be accountable to the Committee and ultimately to the Board of Directors. The Committee shall evaluate the independent accountants and based thereon recommend the selection and, where appropriate, replacement of the independent accountants, such actions being ultimately the responsibility of the Board of Directors.

      2. Membership. The Audit Committee shall consist of three directors, each of which (i) has no relationship with the Company that would, in the opinion of the Board of Directors, interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and each of which is otherwise an "independent director" as defined in Rule 4200(a)(15) of the NASD listing standards, as it may be modified or supplemented, and (ii) has demonstrated the ability to read and understand fundamental financial statements, including balance sheet, income statement, and cash flow statement. In addition, at least one member shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

      3. Independence of Accountants. The Audit Committee shall receive the written disclosures and the letter from the independent accountants required by Independent Standards Board Standard No. 1, as it may be modified or supplemented, shall discuss with the independent accountants the independent accountants' independence in view of any disclosed relationships or services that may impact the objectivity and independence of the independent accountants, and shall recommend to the full Board any appropriate action that may be required to ensure the independence of the independent accountants.

      4. Review of Audit Procedures. The Audit Committee shall discuss with the independent accountants the matters required to be discussed by SAS 61, as it may be modified or supplemented. The Committee shall also review and approve the budget for the services performed by the independent accountants and shall monitor the performance to budget.

      5. Financial Statements. The Audit Committee shall review and discuss the audited financial statements with management and with the independent accountants. Based upon this review and discussion and upon the review and discussions referred to in Sections 3 and 4 of this charter, the Committee shall determine whether to recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

                                  ATTACHMENT A
                            (FOR SEC REFERENCE ONLY)

--------------------------------------------------------------------------------

PROXY

                                 [LOGO] DREXLER
                                        Technology Corporation

          This Proxy Is Solicited On Behalf Of The Board Of Directors
                   For The Annual Meeting September 22, 2000

The undersigned hereby appoints Jerome Drexler and Jerald E. Rosenblum, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on the reverse side, all the shares of Common Stock of Drexler Technology Corporation held of record by the undersigned on Wednesday, July 26, 2000, at the Annual Meeting of Stockholders to be held at Hyatt Rickeys of Palo Alto, 4219 El Camino Real, Palo Alto, California, on Friday, September 22, 2000, at 2 p.m. or any continuation or adjournment thereof.

       (Continued, and to be marked, dated and signed, on the other side)

--------------------------------------------------------------------------------

                            ^ FOLD AND DETACH HERE ^

     YOUR VOTE IS IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
             PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD
               IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

              IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE
               ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS.

                     YOU MAY REVOKE THIS PROXY AT ANY TIME
                       PRIOR TO ITS EXERCISE, OR YOU MAY
                     ATTEND THE MEETING AND VOTE IN PERSON.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Please mark
                                                                                                                your votes as
                                                                                                                indicated in    |X|
                                                                                                                this example
                                      WITHHELD
ITEM 1. - ELECTION OF DIRECTORS. FOR   FOR ALL   ITEM  2. - Amendment to the Certificate of                   FOR  AGAINST  ABSTAIN
                                 |_|     |_|                Incorporation to increase the number of shares    |_|    |_|      |_|
       Nominees: Jerome Drexler                             of Common Stock authorized for issuance from
                 Arthur H. Hausman                          15,000,000 shares to 30,000,000 shares.
                 Dan Maydan
                 William E. McKenna              ITEM  3. - Amendment to the Stock Option Plan to             FOR  AGAINST  ABSTAIN
                 Walter F. Walker                           increase the number of shares reserved for        |_|    |_|      |_|
                                                            issuance thereunder by 300,000 shares.
WITHELD FOR: (Write that nominee's name on
the space provided below):                       ITEM  4. - Amendment to the Employee Stock Purchase          FOR  AGAINST  ABSTAIN
                                                            Plan to increase the number of shares reserved    |_|    |_|      |_|
__________________________________________                  for issuance thereunder by 100,000 shares.

                                                 ITEM  5. - OTHER MATTERS. In their discretion, the
                                                            Proxies are authorized to vote upon such other
                                                            matters as may properly come before the meeting
                                                            or any adjournment for continuation thereof.

                                                                                 THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED
                                                                                 IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
                                                                                 STOCKHOLDER. IF THIS PROXY IS SIGNED AND RETURNED
                                                                                 WITHOUT VOTING INSTRUCTIONS, THE SHARES WILL BE
                                                                                 VOTED FOR ELECTION OF DIRECTORS, FOR PROPOSALS 2,
                                                                                 3, AND 4, AND ACCORDING TO THE DISCRETION OF THE
                                                                                 PROXY HOLDERS(S) ON ANY OTHER MATTERS THAT
                                                                                 PROPERLY COME BEFORE THE MEETING. THE BOARD OF
                                                                                 DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE ABOVE
                                                                                 PROPOSALS.

Signature(s) ____________________________________________________________________________ Date _____________________________, 2000
Please sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign the partnership name by the authorized person.
------------------------------------------------------------------------------------------------------------------------------------

                            ^ FOLD AND DETACH HERE ^

                WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING,
                      PLEASE MARK, SIGN, DATE, AND RETURN
             THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                   THANK YOU.

                                  ATTACHMENT B
                            (FOR SEC REFERENCE ONLY)

                         DREXLER TECHNOLOGY CORPORATION
                                STOCK OPTION PLAN

                    Amended and Restated as of July 26, 2000
             (Including an Amendment Subject to Stockholder Approval
       On September 22, 2000, to Increase Shares Reserved for Issuance by
                                300,000 Shares)

      1. PURPOSES. Drexler Technology Corporation (hereinafter called the "Company") has adopted this Stock Option Plan (this "Plan") to enhance the concern of the Company's key employees, officers, directors, and consultants in the success of the Company by giving them an ownership interest in the Company, and to give them an incentive to continue their service to the Company.

      2. STOCK SUBJECT TO PLAN. The Company shall reserve 3,450,000 shares of its $0.01 par value Common Stock (hereinafter called the "Shares") to be issued upon exercise of the options which may be granted from time to time under this Plan. As it may from time to time determine, the Board of Directors of the Company (hereinafter called the "Board") may authorize that the Shares may be comprised, in whole or in part, of authorized but unissued shares of the Common Stock of the Company or of issued shares which have been reacquired. If options granted under this Plan terminate or expire before being exercised in whole or in part, the Shares subject to those options which have not been issued may be subjected to subsequent options granted under this Plan.

      The number of shares covered by options granted to any person during any twelve month period shall not exceed 100,000 shares, subject to adjustment in accordance with Section 5a. However, in connection with such person's initial service to the Company, he or she may be granted options to purchase up to an additional 100,000 shares.

      3. ADMINISTRATION OF THIS PLAN. The Board shall appoint a Stock Option Committee (hereinafter called the "Committee") to administer this Plan which Committee shall consist of not less than two (2) members of the Board, each of whom shall be a "Non-Employee Director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Subject to the express provisions of this Plan and guidelines which may be adopted from time to time by the Board, the Committee shall have plenary authority in its discretion (a) to determine the individuals to whom, and the time at which, options are granted, and the number and purchase price of the Shares subject to each option; (b) to determine whether the options granted shall be "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (hereinafter called the "Code"), or non-statutory stock options, or both; (c) to interpret this Plan and prescribe, amend, and rescind rules and regulations relating to it; (d) to determine the terms and provisions (and amendments thereof) of the respective option agreements subject to Section 6 of this Plan, which need not be identical, including, if the Committee shall determine that a particular option is to be an incentive stock option, such terms and provisions (and amendments thereof) as the Committee deems necessary to provide for an incentive stock option or to conform to any change in any law, regulation, ruling or interpretation applicable to incentive stock options; and (e) to make any and all determinations which the Committee deems necessary or advisable in administering this Plan. The Committee's determination on the foregoing matters shall be conclusive. The Committee may delegate any of the foregoing authority to the Chief Executive Officer with respect to options granted to or which are held by persons who are neither officers nor directors of the Company.

      4. PERSONS ELIGIBLE. The Committee may grant incentive stock options to key employees of the Company or its subsidiaries (including officers and directors) and non-statutory stock options to key employees or consultants (including officers and directors) of the Company or its subsidiaries. For this purpose, "employee" shall conform to the requirements of Section 422A of the Code, and "subsidiary" means subsidiary corporations as defined in Section 425 of the Code.

      The aggregate fair market value (determined as of the time the option is granted) of the Shares with respect to which incentive stock options are exercisable by an optionee for the first time during any calendar year (under all incentive stock option plans of the Company or its parent or subsidiaries) shall not exceed $100,000.

      5. CHANGES IN CAPITAL STRUCTURE.

            a. Effect on this Plan. In the event of changes in the outstanding capital stock of the Company by reason of any stock dividend, stock split or reverse split, reclassification, recapitalization, merger or consolidation, acquisition of 80% or more of its gross assets or stock, reorganization or liquidation, the Committee and/or the Board shall make such adjustments in the aggregate number and class of shares available under this Plan as it deems appropriate, and such determination shall be final, binding, and conclusive.

            b. In Outstanding Options. Should a stock dividend, stock split, reverse stock split, reclassification, or recapitalization occur, then the Committee and/or the Board shall make such adjustments in (i) the number and class of shares to which optionees will thereafter be entitled upon exercise of their options and (ii) the price which optionees shall be required to pay upon such exercise as it in its sole discretion in good faith deems appropriate, and such determination shall be final, binding, and conclusive. Notwithstanding the foregoing, such adjustment shall have the result that an optionee exercising an option subsequent to such occurrence would pay the same aggregate exercise price to exercise the entire option and would then hold the same class and aggregate number of shares as if such optionee would have exercised the outstanding option immediately prior to such occurrence.

            c. In the event of any merger or consolidation of the Company (except with a subsidiary) or any acquisition of 80% or more of its gross assets or stock, or any reorganization or liquidation of the Company (an "Event"), the Board shall make arrangements (the "Arrangements") which shall be binding upon the holders of unexpired options then outstanding under this Plan as the Board, in its sole discretion, in good faith determines to be in the best interests of the Company, which determination shall be final, binding, and conclusive. The possible Arrangements include, but are not limited to, the substitution of new options for any portion of such unexpired options, the assumption of any portion of such unexpired options by any successor to the Company, the acceleration of the expiration date of any portion of such unexpired options to a date not earlier than thirty (30) days after notice to the optionee, or the cancellation of such portion in exchange for the payment by any successor to the Corporation of deferred compensation to the optionee, in an amount equal to the difference between the fair market value of the Shares subject to such unexpired portion and the aggregate exercise price of the Shares under the terms of such unexpired portion on the date of the Event, in installments which correspond to the vesting schedule of the unexpired option. The Board shall not be obligated to arrange such substitution or assumption to comply with Section 425(a) of the Code or to accelerate the exercisability of a portion of an option when it accelerates the expiration date of such portion. The Board or Committee may from time to time issue guidelines as to what Arrangements it deems appropriate should an Event occur. The guidelines currently issued by the Board of Directors are attached hereto as Attachment A. These guidelines may be changed at any time without notice. Accordingly, optionees have no vested right with respect to the Arrangements which may be made upon the occurrence of an Event.

      6. TERMS AND CONDITIONS OF OPTIONS. Each option granted under this Plan shall be evidenced by a stock option agreement (hereinafter called "Agreement") which is not inconsistent with this Plan, and the form of which the Committee and/or Board may from time to time determine, provided that the Agreement shall contain the substance of the following:

            a. Option Price. The option price shall be not less than 100% of the fair market value of the Shares at the time the option is granted, which shall be the date the Committee and/or Board, or its delegate, awards the grant. If the optionee, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all the classes of stock of the Company or of its parent or subsidiaries (a "Principal Shareholder"), the option price of incentive stock options granted such Principal Shareholder shall be not less than 110% of the fair market value of the Shares at the time the option is granted. The fair market value of the Shares shall be determined and the option price of the Shares set by the Committee and/or Board or its delegate in accordance with the valuation methods described in Section 20.2031-2 of the Treasury Regulations.

            b. Method of Exercise. At the time of purchase, Shares purchased under options shall be paid for in full either (i) in cash, (ii) at the discretion of the Board, with a promissory note secured by the Shares purchased,
(iii) at the discretion of the Committee and/or Board, with outstanding stock of the Company at such value as the Board shall determine in its sole discretion to be the fair market value of such stock on the date of exercise in accordance with the valuation methods discussed in Section 20.2031-2 of the Treasury Regulations, or (iv) a combination of promissory note (if permitted pursuant to (ii) above), stock (if permitted pursuant to (iii) above), and/or cash. If outstanding stock is used as payment and such stock was acquired upon prior exercise of an option granted under this Plan, then such stock must have been held by the optionee for at least one year subsequent to such prior exercise and two years subsequent to the grant of the prior exercised option. To the extent that the right to purchase Shares has accrued under an option, the optionee may exercise said option from time to time by giving written notice to the Company stating the number of Shares with respect to which the optionee is exercising the option, and submitting with said notice payment of the full purchase price of said Shares either in cash or, at the discretion of the Board and/or Committee as described above, with a promissory note, outstanding stock of the Company, or a combination of cash, promissory note, and/or such stock. As soon as practicable after receiving such notice and payment, the Company shall issue, without transfer or issue tax to the optionee (or other person entitled to exercise the option), and at the main office of the Company or such other place as shall be mutually acceptable, a certificate or certificates representing such Shares out of authorized but unissued Shares or reacquired Shares of its capital stock, as the Board and/or Committee, or its delegate, may elect, for the number of Shares to be delivered. The time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with such procedures as may, in the opinion of counsel to the Company, be desirable in view of federal and state laws, including corporate securities laws and revenue and taxation laws. If the optionee (or other person entitled to exercise the option) fails to accept delivery of any or all of the number of Shares specified in such notice upon tender of delivery of the certificates representing them, the right to exercise the option with respect to such undelivered Shares may be terminated.

            c. Option Term. The Committee and/or Board or its delegate may grant options for any term, but shall not grant any options for a term longer than ten
(10) years from the date the option is granted (except in the case of an incentive stock option granted to a Principal Shareholder in which case the term shall be no longer than five (5) years from the date the option is granted). Each option shall be subject to earlier termination as provided in this Section 6 of this Plan.

            d. Exercise of Options. Each option granted under this Plan shall be exercisable on such date or dates, upon or after the occurrence of certain events, or upon or after the achievement of certain performance milestones (which dates may be accelerated or which occurrences or achievements may be waived in whole or in part or extended at the discretion of the Committee and/or Board or its delegate) and during such period and for such number of Shares as shall be determined by the Committee and/or Board or its delegate. An incentive option granted to a non-officer may not be exercised at any time unless the optionee shall have continuously served, to the extent determined by the Committee and/or Board or its delegate, as an employee of the Company or its subsidiary throughout a period commencing at the date an option is granted and ending no more than three (3) months and no less than thirty (30) days before an attempted exercise of the option, and, if applicable, unless the Committee and/or Board or its delegate shall determine and notify the optionee in writing that certain events have occurred or certain performance milestones have been achieved.

            e. Nonassignability of Option Rights. No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution. During the life of an optionee, the option shall be exercisable only by the optionee.

            f. Effect of Termination of Employment or Death or Disability. In the event the optionee's employment with the Company and/or its subsidiaries ceases, as determined by the Committee, during the optionee's lifetime for any reason, including retirement, any incentive option or unexercised portion thereof granted to a non-officer optionee which is otherwise exercisable shall terminate unless exercised within a period not to exceed three (3) months nor to be less than thirty (30) days of the date on which such employment ceased but not later than the date of expiration of the option period. In the event of the death or disability (as defined in Code Section 22(e)(3)) of the optionee while employed or within a period not to exceed three months nor to be less than thirty (30) days of the date on which such employment ceases, any option or unexercised portion thereof granted to the optionee, if otherwise exercisable by the optionee at the date of death or disability, may be exercised by the optionee (or by the optionee's personal representatives, heirs or legatees) at any time prior to the expiration of one year from the date of death or disability of the optionee but not later than ten (10) years from the date of grant of such option except that, in the case of an incentive option granted to a Principal Shareholder, not later than five (5) years from the date of grant of such option.

            g. Rights of Optionee. The optionees shall have no rights as a stockholder with respect to any Shares subject to an option until the date of issuance of a stock certificate to the optionee for such Shares. No adjustment shall be made for dividends or other rights of which the record date is prior to the date such stock certificate is issued. Neither this Plan, nor any action or agreement thereunder, shall confer any rights of employment, any rights to election or retention as an officer or director, or any rights to serve as a consultant.

      7. USE OF PROCEEDS. The proceeds from the sale of stock pursuant to options granted under this Plan shall constitute general funds of the Company.

      8. AMENDMENT OF PLAN. The Board of Directors may at any time amend this Plan, provided that no amendment may affect any then outstanding options or any unexercised portions thereof absent the optionee's consent, and provided further that any such amendment materially increasing the number of Shares reserved under this Plan, materially altering the persons or class of persons eligible to be granted stock options under this Plan, causing options granted to employees and intended to be incentive options under this Plan not to qualify as "incentive stock options" under Section 422A of the Code, or amending this
Section 8 shall be subject to shareholder approval. Any amendment to this Plan which would cause the acquisition or disposition of an option granted under this Plan by an officer or director of the Company not to be exempt from the operation of Section 16(b) of the Securities Exchange Act of 1934 pursuant to rules and regulations promulgated pursuant to such Section, case law or SEC releases or no-action letters interpreting such Section, or new Federal statute or amendments to such Section, shall also be subject to shareholder approval.

      9. EFFECTIVE DATE AND TERMINATION OF PLAN. This Plan was adopted by the Board of Directors on November 30, 1990, and was approved by the shareholders on March 1, 1991. This Plan has been amended from time as permitted hereunder, most recently on July 6, 2000. The Board may terminate this Plan at any time. If not earlier terminated, this Plan shall terminate May 16, 2010. Termination of this Plan will not affect rights and obligations theretofore granted and then in effect.

            This Plan, the granting of any option hereunder, and the issuance of stock upon the exercise of any option, shall be subject to such approval or other conditions as may be required or imposed by any regulatory authority having jurisdiction to issue regulations or rules with respect thereto, including the securities laws of various governmental entities.

      10. AUTOMATIC OPTION GRANTS TO DIRECTORS. Subject to registration and qualification under federal and state securities laws as is advised by counsel, the Company's current and future directors are hereby granted options under this Plan as follows: (i) on the date of the Company's Annual Meeting of Stockholders, each of the Company's Non-Employee Directors (as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, but whether or not such director serves as a member of the Stock Option Committee), who is re-elected at such meeting to another term as a director, and who has served the Company as a director for the immediately preceding six-month period, shall automatically and without any further action by the Board be granted a Non-Statutory Stock Option to purchase 6,000 shares of the Company's Common Stock; and (ii) on the date any person first becomes a director, whether through election by the Company's shareholders or appointment by the Board of Directors to fill a vacancy, each such person shall automatically and without further action by the Board be granted a Non-Statutory Stock Option to purchase 15,000 shares of the Company's Common Stock.

            The exercise price for such options shall be equal to the trading price for the Company's stock on the date of grant in the over-the counter market calculated pursuant to subparagraphs (b) and (c) of Section 20.2031-2 of the Treasury Regulations. The date of grant of an option shall, for all purposes, be the date determined in accordance with the terms of this Section
10. The foregoing options shall be for a term of five years and are to be exercisable as follows: (i) the 6,000 option share grants to re-elected directors shall be immediately exercisable in full, and

(ii) the 15,000 option share grants to newly elected or appointed directors shall be exercisable in cumulative increments of one-third each at the end of 24 months, 36 months, and 48 months if the optionee is still a director of the Company or its subsidiaries. Upon the occurrence of an event described in
Section 5(b) of this Plan, the number of option shares which a director shall be granted pursuant to the foregoing formula, and the class of stock which is the subject of such option grant, shall be automatically adjusted such that directors receiving an automatic option grant subsequent to the occurrence of such event shall receive the same aggregate number of option shares, and would then hold the same class of stock, as if such director had been granted the option prior to the occurrence of such event.

            In the event an automatic option grant(s) pursuant to this Section 10 would result in option shares having been granted in excess of the number of option shares then remaining available for grant under this Plan, then such option grant(s) shall be made contingent upon a proper amendment to this Plan to accommodate such grants.

            Notwithstanding Section 8 of this Plan, the foregoing automatic option grant formula may not be amended more than once every six months, other than to comport with changes to the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

      11. LIMITED AUTHORITY TO ALTER TERMS OF OPTIONS. Within the parameters of
Section 6 of this Plan, the Board of Directors may, at their discretion, alter the terms of options to be granted pursuant to Section 10 hereof, or which were previously granted pursuant to Section 10 hereof.

Rev. Stock Option Plan

                                  ATTACHMENT C
                             FOR SEC REFERENCE ONLY

                         DREXLER TECHNOLOGY CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

                    Amended and Restated as of July 26, 2000
             (Including an Amendment Subject to Stockholder Approval
       On September 22, 2000, to Increase Shares Reserved for Issuance by
                                100,000 Shares)

      1. Purpose. The purpose of this Plan is to provide eligible employees a convenient means for acquiring an equity ownership in the Company, and thereby enhance their sense of participation in Company affairs and provide an incentive for continued employment.

      2. Administration. The Plan shall be administered by the existing Stock Option Committee, consisting of not less than two members of the Board of Directors. Subject to the provisions of the Plan, the Committee shall have plenary authority to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to it. All costs and expenses incurred in the administration of the Plan will be paid by the Company.

      3. Eligible Employees. All employees who are employed an average of not less than thirty (30) hours per week by the Company and its subsidiaries are eligible to participate in the Plan commencing on the first enrollment date following the completion of six months of continuous such employment.

      4. Enrollment. Quarterly enrollment dates for the Plan shall be established by the Stock Option Committee. An eligible employee may enroll in the Plan on any enrollment date, by signing a form provided by the Company for authorizing payroll deductions for contributions to the Plan.

      5. Contributions. Each eligible employee electing to enroll in the Plan shall, upon enrollment, designate (on the form provided by the Company) a percentage of between two percent (2%) and six percent (6%) of his straight time pay plus, at the employee's election, any bonus pay to be withheld as a contribution by payroll deduction. Such percentage can be changed, within the limits stated, on any subsequent enrollment date by appropriate designation on the form provided by the Company. The amount of each employee's contribution shall be held by the Company in a special account on the books of the Company, and such contributions, free of any obligation to pay interest thereon, will be credited by the Company to such employee's account as soon as practicable after each withholding.

      6. Purchase of Shares. Semiannually, as soon as practicable after alternate enrollment dates as established by the Committee, the Company will apply the contributions accumulated in each employee's account as of said enrollment date to the purchase of full shares of its Common Stock. The number of shares to be purchased shall be determined by dividing the amount of said accumulated contributions by an amount equal to sixty-seven percent (67%) of the lower of:

            a. the average of the Trading Prices on the last day of each of the three fiscal months next preceding the next enrollment date; or

            b. the average of the Trading Prices on the three Trading Days immediately preceding the next enrollment date; or

            c. the average of the Closing Prices on the last day of each of the three fiscal months preceding the next enrollment date; or

            d. the average of the Closing Prices on the three Trading Days immediately preceding the next enrollment date.

For this purpose, "Trading Day" is defined as a day on which quoted sales of the Company's Common Stock occurred and "Trading Price" is defined as the mean between the highest and lowest trading prices of the Company's Common Stock on the Trading Day, and "Closing Price" is defined as closing trade price of such stock on that day. The Company will, as soon as practicable after the purchase date, issue to the employee entitled thereto a certificate evidencing the shares issuable to him as provided in the Plan. Any amount remaining in an employee's account which is less than the sum required to purchase a full share of Common Stock will be held in said employee's account to add to the employee's subsequent contributions.

      7. Withdrawals and Termination. An employee may withdraw the funds contributed by him to the Plan at any time prior to the use of the funds for the purchase of the Common Stock of the Company, in which case he shall not be eligible for further participation until the next enrollment date and only upon his signing a new payroll deduction authorization form.

            An employee's participation in the Plan shall terminate when his employment with the Company or a subsidiary terminates for any reason. The amount accumulated in his account at such termination shall be allowed to remain in his account until the next purchase date in which event the shares purchased at said date, together with any amount less than that required to purchase a full share of Common Stock, shall be delivered to him or to the executor or administrator of his estate, as the case may be, unless such employee, or such executor or administrator, shall elect by written notice to the Company to have said accumulated amount refunded.

      8. Assignment. No right or interest of any employee in the Plan or in an employee's account is assignable or transferable, voluntarily, involuntarily, or by operation of law, except by will or by the laws of descent and distribution. An employee's account shall not be subject to execution, attachment, or similar process.

      9. Reserved Shares. An aggregate of 328,787 shares of the Company's $0.01 par value Common Stock shall be reserved for issuance under this Plan, which shares may be in whole or in part, as the Board of Directors shall from time to time determine, authorized but unissued shares or issued shares reacquired by the Company. Said amount may be increased by the Board of Directors when necessary for the continued operation of the Plan, subject to the approval of the stockholders no later than the annual meeting following such increase.

      10. Effective Date and Termination of Plan. This Plan is a continuation of the plan originally adopted by the Board of Directors on May 31, 1972. The Plan was amended on May 16, 2000, to increase the number of shares reserved for issuance under the Plan by 100,000 shares.

            The Plan may be terminated at any time by the Board of Directors. In the event any increase in reserved shares necessary for continued operation of the Plan fails to receive the required stockholder approval, or in the event the Plan is terminated by the Board of Directors, all funds contributed to the Plan which have not been used to purchase stock under the Plan shall be returned to the employees contributing same.

      11. Adjustments Upon Changes in Capital Structure. If a stock dividend, stock split or reverse stock split, reclassification or recapitalization were to occur, then the aggregate number of shares of the Company's Common Stock reserved for issuance under the Plan shall be appropriately adjusted by the Committee in accordance with the Plan and such adjustment shall be conclusive.

            In the event of any merger or consolidation of the Company (except with a subsidiary) with or into another corporation in which the Company is not the surviving corporation or any acquisition of 80% or more of its gross assets or stock, then the Board of Directors shall make arrangements at its discretion for either (i) the termination of the Plan, in which case all funds contributed to the Plan which have not been used to purchase stock under the Plan shall be returned to the employees contributing same, or (ii) upon notice to the participating employees, the acceleration of the application of contributions accumulated in each employee's account to the purchase of full shares of the Company's Common Stock pursuant to Section 6 prior to such transaction.

Rev. Employee Stock Purchase Plan


                                       2